Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nicolet Bankshares, Inc. and subsidiaries of our report dated February 22, 2013 related to our audit of the consolidated financial statements for the year ended December 31, 2012, which appears in the joint Proxy Statement-Prospectus on Amendment No. 2 to Form S-4 filed by Nicolet Bankshares, Inc. and subsidiaries on March 19, 2013.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
May 24, 2013